Exhibit 99.1

FOR IMMEDIATE RELEASE
The RMR Group Inc. Announces Second Quarter Fiscal 2021 Results
Net Income Attributable to The RMR Group Inc. of $0.30 Per Diluted Share and Adjusted Net Income Attributable to The RMR Group Inc. of $0.37 Per Diluted Share
_____________________________________________________________________________
Newton, MA (May 7, 2021). The RMR Group Inc. (Nasdaq: RMR) today announced its financial results for the fiscal quarter ended March 31, 2021.
Adam Portnoy, President and Chief Executive Officer, made the following statement regarding the second quarter fiscal 2021 results:
“In the second fiscal quarter, RMR generated total management and advisory services revenues of $42.0 million, which represents our third straight quarter of service revenue growth from early pandemic lows and primarily comes from growth at our Managed Equity REITs. Throughout the pandemic, we have remained focused as an organization on the recovery and repositioning of our clients, which includes recent efforts such as strategically amending the Five Star Senior Living and Diversified Healthcare Trust management agreements, assisting RMR Mortgage Trust and Tremont Mortgage Trust with their agreement to merge into a larger more diversified commercial mortgage REIT and successfully assisting Sonesta in taking on the management of almost 200 Service Properties Trust owned hotels.
We are also cautiously optimistic that we may begin earning incentive fees this calendar year, as Office Properties Income Trust began accruing a $20.8 million estimated incentive fee for calendar 2021 based on its total return per share out-performance relative to its peers. RMR’s balance sheet remains strong, with over $376 million of cash on hand and no debt, leaving us well positioned as we assess capital allocation strategies.”
Second Quarter Fiscal 2021 Highlights:
•As of March 31, 2021, The RMR Group LLC had $31.8 billion of assets under management, or AUM, compared to $32.1 billion as of March 31, 2020.
•Total management and advisory services revenues for the quarter ended March 31, 2021, were $42.0 million, including $0.6 million of incentive business management fees from Tremont Mortgage Trust, compared to $44.1 million for the quarter ended March 31, 2020.

•The RMR Group LLC’s AUM and management and advisory services revenues by source are as follows (dollars in thousands):

			Total
			Management
			and Advisory
	AUM		Services Revenues
As of or for the Three Months Ended March 31, 2021
Managed Public Real Estate Capital (1)	$28,741,109	90.3%	$34,483	82.1%
Managed Private Real Estate Capital (2)	1,146,262	3.6%	2,134	5.1%
Managed Operating Companies (3)	1,929,605	6.1%	5,374	12.8%
Total	$31,816,976	100.0%	$41,991	100.0%

As of or for the Three Months Ended March 31, 2020
Managed Public Real Estate Capital (1)	$29,846,836	92.8%	$36,487	82.7%
Managed Private Real Estate Capital (2)	371,171	1.2%	1,317	3.0%
Managed Operating Companies (3)	1,927,491	6.0%	6,297	14.3%
Total	$32,145,498	100.0%	$44,101	100.0%
(1)Managed Public Real Estate Capital includes: Diversified Healthcare Trust (DHC), Industrial Logistics Properties Trust (ILPT), Office Properties Income Trust (OPI) and Service Properties Trust (SVC), which are collectively referred to as the Managed Equity REITs, as well as Tremont Mortgage Trust (TRMT) and RMR Mortgage Trust (RMRM).
(2)Managed Private Real Estate Capital primarily consists of private entities that own commercial real estate.
(3)Managed Operating Companies includes: Five Star Senior Living Inc. (FVE), Sonesta International Hotels Corporation (Sonesta) and TravelCenters of America Inc. (TA).
•For the three months ended March 31, 2021, net income was $11.5 million and net income attributable to The RMR Group Inc. was $4.9 million, or $0.30 per diluted share, compared to net income of $14.9 million and net income attributable to The RMR Group Inc. of $6.5 million, or $0.39 per diluted share, for the three months ended March 31, 2020.
•For the three months ended March 31, 2021, adjusted net income attributable to The RMR Group Inc. was $6.1 million, or $0.37 per diluted share, compared to $7.6 million, or $0.46 per diluted share, for the three months ended March 31, 2020. The adjustments to net income attributable to The RMR Group Inc. this quarter included $1.3 million, or $0.08 per diluted share, of unrealized losses on the equity method investment accounted for under the fair value option, partially offset by $0.2 million, or $0.01 per diluted share, of incentive business management fees.
•For the three months ended March 31, 2021, Adjusted EBITDA was $21.0 million, Operating Margin was 39.0% and Adjusted EBITDA Margin was 48.1%, compared to Adjusted EBITDA of $24.2 million, Operating Margin of 40.6% and Adjusted EBITDA Margin of 52.1% for the three months ended March 31, 2020.
•As of March 31, 2021, The RMR Group Inc. had $376.3 million in cash and cash equivalents with no outstanding debt obligations.
Reconciliations to U.S. Generally Accepted Accounting Principles, or GAAP:
Adjusted net income attributable to The RMR Group Inc., EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted EBITDA less Cash Tax Obligation are non-GAAP financial measures. The GAAP financial measure that is most directly comparable to adjusted net income attributable to The RMR Group Inc. is net income attributable to The RMR Group Inc. The GAAP financial measure that is most directly comparable to EBITDA, Adjusted EBITDA and Adjusted EBITDA less Cash Tax Obligation is net income and the GAAP financial measure that is most directly comparable to Adjusted EBITDA Margin is Operating Margin, which represents operating income divided by total management and advisory services revenues. Reconciliations of net income attributable to The RMR Group Inc. determined in accordance with GAAP to adjusted net income attributable to The RMR Group Inc., and of net income to EBITDA and Adjusted EBITDA, as well as calculations of Operating Margin, Adjusted EBITDA Margin and Adjusted EBITDA less Cash Tax Obligation for each of the three months ended March 31, 2021 and 2020 are presented later in this press release.
Assets Under Management:
The calculation of AUM primarily includes: (i) the gross book value of real estate and related assets, excluding depreciation, amortization, impairment charges or other non-cash reserves, of the Managed Equity REITs and the Managed Private Real Estate Capital clients plus (ii) the gross book value of real estate assets, property and equipment of the Managed Operating Companies, excluding depreciation, amortization, impairment charges or other non-cash reserves, plus (iii) the managed assets of RMR Mortgage Trust and Tremont Mortgage Trust.
All references in this press release to AUM on, or as of, a date are calculated at a point in time.
For additional information on the calculation of AUM for purposes of the fee provisions of the business management agreements, see The RMR Group Inc.’s Annual Report on Form 10-K for the fiscal year ended September 30, 2020, filed with the Securities and Exchange Commission, or SEC. The RMR Group Inc.’s SEC filings are available at the SEC website: www.sec.gov.
Conference Call:
On Monday, May 10, 2021 at 1:00 p.m. Eastern Time, President and Chief Executive Officer, Adam Portnoy, and Executive Vice President, Chief Financial Officer and Treasurer, Matt Jordan, will host a conference call to discuss The RMR Group Inc.’s fiscal second quarter ended March 31, 2021 financial results.
The conference call telephone number is (877) 329-4297. Participants calling from outside the United States and Canada should dial (412) 317-5435. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. Eastern Time on Monday, May 17, 2021. To access the replay, dial (412) 317-0088. The replay pass code is 10153742.
A live audio webcast of the conference call will also be available in a listen only mode on The RMR Group Inc.’s website, at www.rmrgroup.com. Participants wanting to access the webcast should visit The RMR Group Inc.’s website about five minutes before the call. The archived webcast will be available for replay on The RMR Group Inc.’s website following the call for about one week. The transcription, recording and retransmission in any way of The RMR Group Inc.’s fiscal second quarter ended March 31, 2021 financial results conference call are strictly prohibited without the prior written consent of The RMR Group Inc.
About The RMR Group Inc.
The RMR Group Inc. (Nasdaq: RMR) is a holding company and substantially all of its business is conducted by its majority owned subsidiary, The RMR Group LLC, or RMR. RMR is a leading U.S. alternative asset management company, unique for its focus on commercial real estate (CRE) and related businesses. RMR’s vertical integration is supported by its more than 600 real estate professionals in over 30 offices nationwide who manage approximately $32 billion in assets under management and leverage 35 years of institutional experience in buying, selling, financing and operating CRE. RMR benefits from a scalable platform, a deep and experienced management team and a diversity of direct real estate strategies across its clients. RMR is headquartered in Newton, MA and was founded in 1986. For more information, please visit www.rmrgroup.com.

The RMR Group Inc.
Condensed Consolidated Statements of Income
(amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,		Six Months Ended March 31,
	2021	2020	2021	2020
Revenues:
Management services (1)	$40,242	$43,321	$80,989	$90,596
Incentive business management fees	620	—	620	—
Advisory services	1,129	780	1,715	1,627
Total management and advisory services revenues	41,991	44,101	83,324	92,223
Reimbursable compensation and benefits	13,159	12,823	26,384	25,670
Reimbursable equity based compensation	1,206	(290)	4,209	658
Other reimbursable expenses	75,208	84,227	174,593	182,202
Total reimbursable costs	89,573	96,760	205,186	208,530
Total revenues	131,564	140,861	288,510	300,753

Expenses:
Compensation and benefits	30,586	30,122	60,080	60,319
Equity based compensation	1,752	302	5,313	1,884
Separation costs	—	385	4,159	645
Total compensation and benefits expense	32,338	30,809	69,552	62,848
General and administrative	7,104	7,297	13,364	14,343
Other reimbursable expenses	75,208	84,227	174,593	182,202
Transaction and acquisition related costs	296	373	413	1,169
Depreciation and amortization	251	246	489	502
Total expenses	115,197	122,952	258,411	261,064
Operating income	16,367	17,909	30,099	39,689
Interest and other income	204	1,500	435	3,375
Equity in earnings of investees	303	324	727	579
Unrealized (loss) gain on equity method investment accounted for under the fair value option	(3,402)	(2,200)	4,720	(762)
Income before income tax expense	13,472	17,533	35,981	42,881
Income tax expense	(1,992)	(2,612)	(4,748)	(6,336)
Net income	11,480	14,921	31,233	36,545
Net income attributable to noncontrolling interest	(6,539)	(8,453)	(17,395)	(20,628)
Net income attributable to The RMR Group Inc.	$4,941	$6,468	$13,838	$15,917

Weighted average common shares outstanding - basic (2)	16,256	16,186	16,254	16,181
Weighted average common shares outstanding - diluted (2)	31,280	31,186	31,254	31,181

Net income attributable to The RMR Group Inc. per common share - basic (2)	$0.30	$0.40	$0.84	$0.98
Net income attributable to The RMR Group Inc. per common share - diluted (2)	$0.30	$0.39	$0.81	$0.96

See Notes beginning on page 5.

The RMR Group Inc.
Notes to Condensed Consolidated Statements of Income
(dollars in thousands)
(unaudited)

(1)    Includes business management fees earned from the Managed Equity REITs monthly based upon the lower of (i) the average historical cost of each REIT’s properties and (ii) each REIT’s average market capitalization. The following table presents a summary of each Managed Equity REIT’s primary strategy and the lesser of the historical cost of its assets under management and its market capitalization as of March 31, 2021 and 2020, as applicable:

		Lesser of Historical Cost of Assets
		Under Management or
		Total Market Capitalization (a)
		As of March 31,
REIT	Primary Strategy	2021	2020
DHC	Medical office and life science properties, senior living communities and wellness centers	$5,780,436	$4,444,325
ILPT	Industrial and logistics properties	1,963,244	2,514,092
OPI	Office properties primarily leased to single tenants, including the government	3,571,910	3,566,743
SVC	Hotels and net lease service and necessity-based retail properties	9,154,813	7,095,656
		$20,470,403	$17,620,816
(a)    The basis on which base business management fees are calculated for the three months ended March 31, 2021 and 2020 may differ from the basis at the end of the periods presented in the table above. As of March 31, 2021, the market capitalization was lower than the historical cost of assets under management for DHC, OPI and SVC. The historical cost of assets under management for DHC, OPI and SVC as of March 31, 2021, were $8,438,364, $5,650,680 and $12,280,777, respectively. For ILPT, the historical cost of assets under management were lower than its market capitalization of $2,377,412 as of March 31, 2021.

The RMR Group Inc.
Notes to Condensed Consolidated Statements of Income (Continued)
(amounts in thousands, except per share amounts)
(unaudited)

(2)    The RMR Group Inc. calculates earnings per share, or EPS, using the two-class method. As such, earnings attributable to unvested participating shares are excluded from earnings before calculating per share amounts. In addition, diluted EPS includes the assumed issuance of Class A Common Shares pursuant to The RMR Group Inc.’s equity compensation plan and the issuance of Class A Common Shares related to the assumed redemption of the noncontrolling interest’s 15,000 Class A Units using the if-converted method. In computing the dilutive effect, if any, that the aforementioned redemption would have on EPS, The RMR Group Inc. considered that net income available to holders of Class A Common Shares would increase due to elimination of the noncontrolling interest offset by any tax effect, which may be dilutive. For the three and six months ended March 31, 2021 and 2020, the assumed redemption is dilutive to earnings per share as presented in the table below. The calculation of basic and diluted EPS is as follows:

	Three Months Ended March 31,		Six Months Ended March 31,
	2021	2020	2021	2020
Numerators:
Net income attributable to The RMR Group Inc.	$4,941	$6,468	$13,838	$15,917
Income attributable to unvested participating securities	(44)	(47)	(121)	(119)
Net income attributable to The RMR Group Inc. used in calculating basic EPS	4,897	6,421	13,717	15,798
Effect of dilutive securities:
Add back: income attributable to unvested participating securities	44	47	121	119
Add back: net income attributable to noncontrolling interest	6,539	8,453	17,395	20,628
Add back: income tax expense	1,992	2,612	4,748	6,336
Income tax expense assuming redemption of noncontrolling interest’s Class A Units for Class A Common Shares (a)	(4,113)	(5,317)	(10,547)	(12,858)
Net income used in calculating diluted EPS	$9,359	$12,216	$25,434	$30,023

Denominators:
Common shares outstanding	16,413	16,314	16,413	16,314
Unvested participating securities	(157)	(128)	(159)	(133)
Weighted average common shares outstanding - basic	16,256	16,186	16,254	16,181
Effect of dilutive securities:
Assumed redemption of noncontrolling interest’s Class A Units for Class A Common Shares	15,000	15,000	15,000	15,000
Incremental unvested shares	24	—	—	—
Weighted average common shares outstanding - diluted	31,280	31,186	31,254	31,181

Net income attributable to The RMR Group Inc. per common share - basic	$0.30	$0.40	$0.84	$0.98
Net income attributable to The RMR Group Inc. per common share - diluted	$0.30	$0.39	$0.81	$0.96
(a)Income tax expense assumes the hypothetical conversion of the noncontrolling interest, which results in estimated tax rates of 30.5% and 30.3% for the three months ended March 31, 2021 and 2020, respectively, and 29.3% and 30.0% for the six months ended March 31, 2021 and 2020, respectively.

The RMR Group Inc.
Reconciliation of Adjusted Net Income and Adjusted Net Income Per Diluted Share
(amounts in thousands, except per share amounts)
(unaudited)

The RMR Group Inc. is providing the reconciliations below regarding certain individually significant items occurring or impacting its financial results for the three months ended March 31, 2021 and 2020 for supplemental informational purposes in order to enhance the understanding of The RMR Group Inc.’s condensed consolidated statements of income and to facilitate a comparison of The RMR Group Inc.’s current operating performance with its historical operating performance. This information should be considered in conjunction with net income, net income attributable to The RMR Group Inc. and operating income as presented in The RMR Group Inc.’s condensed consolidated statements of income.

	Net Income Attributable to The RMR Group Inc.	Add: Net Income Attributable to Noncontrolling Interest	Add: Income Tax Expense	Income Before Income Tax Expense	Less: Estimated Income Tax Expense (1)	Net Income Used in Calculating Diluted EPS	Weighted Average Common Shares Outstanding - Diluted	Net Income Attributable to The RMR Group Inc. per Common Share - Diluted
Three Months Ended March 31, 2021:
Net income attributable to The RMR Group Inc.	$4,941	$6,539	$1,992	$13,472	$(4,113)	$9,359	31,280	$0.30
Unrealized loss on equity method investment accounted for under the fair value option	1,275	1,624	503	3,402	(1,039)	2,363	31,280	0.08
Incentive business management fees	(232)	(296)	(92)	(620)	189	(431)	31,280	(0.01)
Transaction and acquisition related costs	111	141	44	296	(90)	206	31,280	—
Adjusted net income attributable to The RMR Group Inc.	$6,095	$8,008	$2,447	$16,550	$(5,053)	$11,497	31,280	$0.37

Three Months Ended March 31, 2020:
Net income attributable to The RMR Group Inc.	$6,468	$8,453	$2,612	$17,533	$(5,317)	$12,216	31,186	$0.39
Unrealized loss on equity method investment accounted for under the fair value option	818	1,054	328	2,200	(667)	1,533	31,186	0.05
Separation costs	144	184	57	385	(117)	268	31,186	0.01
Transaction and acquisition related costs	138	179	56	373	(113)	260	31,186	0.01
Adjusted net income attributable to The RMR Group Inc.	$7,568	$9,870	$3,053	$20,491	$(6,214)	$14,277	31,186	$0.46

(1)    Estimated income tax expense assumes the hypothetical conversion of the noncontrolling interest and the resulting consolidated entities’ estimated tax rate of approximately 30.5% and 30.3% for the three months ended March 31, 2021 and 2020, respectively.

The RMR Group Inc.
Reconciliation of EBITDA and Adjusted EBITDA from Net Income and Calculation of Operating Margin, Adjusted EBITDA Margin
and Adjusted EBITDA less Cash Tax Obligation (1) (2)
(dollars in thousands)
(unaudited)

	Three Months Ended March 31,		Six Months Ended March 31,
	2021	2020	2021	2020
Reconciliation of EBITDA and Adjusted EBITDA from net income:
Net income	$11,480	$14,921	$31,233	$36,545
Income tax expense	1,992	2,612	4,748	6,336
Depreciation and amortization	251	246	489	502
EBITDA	13,723	17,779	36,470	43,383
Other asset amortization	2,354	2,354	4,708	4,708
Operating expenses paid in the form of The RMR Group Inc.'s common shares	1,317	1,061	1,875	1,695
Separation costs	—	385	4,159	645
Transaction and acquisition related costs	296	373	413	1,169
Straight line office rent	32	37	47	72
Unrealized (gain) loss on equity method investment accounted for under the fair value option	3,402	2,200	(4,720)	762
Equity in earnings of investees	(303)	(324)	(727)	(579)
Distributions from equity method investment	847	353	864	705
Incentive business management fees earned	(620)	—	(620)	—
Certain other net adjustments	—	(13)	—	(13)
Adjusted EBITDA	$21,048	$24,205	$42,469	$52,547

Calculation of Operating Margin:
Total management and advisory services revenues	$41,991	$44,101	$83,324	$92,223
Operating income	$16,367	$17,909	$30,099	$39,689
Operating Margin	39.0%	40.6%	36.1%	43.0%

Calculation of Adjusted EBITDA Margin:
Contractual management and advisory fees (excluding incentive business management fees, if any) (3)	$43,725	$46,455	$87,412	$96,931
Adjusted EBITDA	$21,048	$24,205	$42,469	$52,547
Adjusted EBITDA Margin	48.1%	52.1%	48.6%	54.2%

Calculation of Adjusted EBITDA less Cash Tax Obligation:
Adjusted EBITDA	$21,048	$24,205	$42,469	$52,547
Less: Tax distributions to members (4)	(9,571)	(8,799)	(15,426)	(16,792)
Adjusted EBITDA less Cash Tax Obligation	$11,477	$15,406	$27,043	$35,755
Common share distributions	$10,730	$10,694	$21,460	$21,389
(1)EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP financial measures calculated as presented in the tables above. The RMR Group Inc. considers EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin to be appropriate supplemental measures of its operating performance, along with net income, net income attributable to The RMR Group Inc., operating income and operating margin. The RMR Group Inc. believes that EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin provide useful information to investors because by excluding the effects of certain amounts, such as those outlined in the tables above, EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin may facilitate a comparison of current operating performance with The RMR Group Inc.’s historical operating performance and with the performance of other asset management businesses. In addition, The RMR Group Inc. believes that providing Adjusted EBITDA Margin may help investors assess The RMR Group Inc.’s performance of its business by providing the margin that Adjusted EBITDA represents to its contractual management and advisory fees (excluding incentive business management fees, if any). EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin do not

represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income, net income attributable to The RMR Group Inc., operating income or operating margin as an indicator of The RMR Group Inc.’s financial performance or as a measure of The RMR Group Inc.’s liquidity. Other asset management businesses may calculate EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin differently than The RMR Group Inc. does.
(2)Adjusted EBITDA less Cash Tax Obligation is a non-GAAP financial measure calculated as presented in the table above. The RMR Group Inc. considers Adjusted EBITDA less Cash Tax Obligation to be an appropriate measure of its operating performance, along with net income attributable to The RMR Group Inc. The RMR Group Inc. believes that Adjusted EBITDA less Cash Tax Obligation provides useful information to investors because by excluding amounts payable for tax obligations, it increases comparability between periods and more accurately reflects earnings that may be available for distribution to shareholders. Adjusted EBITDA less Cash Tax Obligation is among the factors The RMR Group Inc.’s Board of Directors considers when determining the amount of dividends to its shareholders. Other asset management businesses may calculate Adjusted EBITDA less Cash Tax Obligation differently than The RMR Group Inc. does.
(3)Contractual management and advisory fees are the base business management fees, property management fees and advisory fees The RMR Group Inc. or its subsidiaries earns pursuant to its management agreements. These amounts are calculated pursuant to the contractual formulas and do not deduct other asset amortization of $2,354 for each of the three months ended March 31, 2021 and 2020, or $4,708 for each of the six months ended March 31, 2021 and 2020, required to be recognized as a reduction to management services revenues in accordance with GAAP and do not include the incentive business management fees of $620 that The RMR Group Inc. recognized under GAAP for the three and six months ended March 31, 2021.
(4)Under the RMR LLC operating agreement, RMR LLC is required to make quarterly pro rata cash distributions to The RMR Group Inc. and its noncontrolling interest based on each’s estimated tax liabilities and respective ownership percentages. Estimated tax liabilities are determined quarterly on a cumulative basis. As such, there may be fluctuations from quarter to quarter to account for prior periods where pro rata cash distributions were more or less than amounts determined cumulatively through a particular quarter. For the three and six months ended March 31, 2021 and 2020, RMR LLC made required quarterly tax distributions as follows:

	Three Months Ended March 31,		Six Months Ended March 31,
	2021	2020	2021	2020
RMR LLC tax distributions to The RMR Group Inc.	$5,112	$4,643	$8,147	$8,806
RMR LLC tax distributions to non-controlling interest	4,459	4,156	7,279	7,986
Total RMR LLC tax distributions to members	$9,571	$8,799	$15,426	$16,792

The RMR Group Inc.
Condensed Consolidated Balance Sheets
(dollars in thousands, except per share amounts)
(unaudited)

	March 31,	September 30,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$376,252	$369,663
Due from related parties	81,189	82,605
Prepaid and other current assets	8,554	3,877
Total current assets	465,995	456,145

Property and equipment, net	2,319	2,299
Due from related parties, net of current portion	11,428	7,764
Equity method investment	7,330	7,467
Equity method investment accounted for under the fair value option	16,872	12,152
Goodwill	1,859	1,859
Intangible assets, net of amortization	256	277
Operating lease right of use assets	34,085	34,663
Deferred tax asset	22,466	23,900
Other assets, net of amortization	139,019	143,727
Total assets	$701,629	$690,253

Liabilities and Equity
Current liabilities:
Other reimbursable expenses	$50,587	$56,079
Accounts payable and accrued expenses	27,750	16,984
Operating lease liabilities	4,735	4,407
Employer compensation liability	2,463	4,298
Total current liabilities	85,535	81,768

Operating lease liabilities, net of current portion	31,171	32,030
Amounts due pursuant to tax receivable agreement, net of current portion	27,789	27,789
Employer compensation liability, net of current portion	11,428	7,764
Total liabilities	155,923	149,351

Commitments and contingencies

Equity:
Class A common stock, $0.001 par value; 31,600,000 shares authorized; 15,413,191 and 15,395,641 shares issued and outstanding, respectively	15	15
Class B-1 common stock, $0.001 par value; 1,000,000 shares authorized, issued and outstanding	1	1
Class B-2 common stock, $0.001 par value; 15,000,000 shares authorized, issued and outstanding	15	15
Additional paid in capital	108,932	106,622
Retained earnings	300,087	286,249
Cumulative common distributions	(109,443)	(96,983)
Total shareholders’ equity	299,607	295,919
Noncontrolling interest	246,099	244,983
Total equity	545,706	540,902
Total liabilities and equity	$701,629	$690,253

WARNING CONCERNING FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Forward-looking statements can be identified by use of words such as “outlook,” “believe,” “expect,” “potential,” “will,” “may,” “estimate,” “anticipate” and derivatives or negatives of such words or similar words. Forward-looking statements in this press release are based upon present beliefs or expectations. However, forward-looking statements and their implications are not guaranteed to occur and may not occur for various reasons, including some reasons beyond The RMR Group Inc.’s control. For example:
•Mr. Portnoy states that in the second fiscal quarter, The RMR Group Inc. generated total management and advisory services revenues of $42.0 million, which represents its third straight quarter of service revenue growth from early pandemic lows and primarily comes from growth at its Managed Equity REITs. However, The RMR Group Inc.’s and the Managed Equity REITs’ businesses are subject to various risks, including risks outside its and their control. Further, the impact and duration of the COVID-19 pandemic is not known and the current difficult economic conditions may continue and could deteriorate further and such adverse conditions may continue for a prolonged period. Accordingly, The RMR Group Inc.’s management services revenues may not grow in future periods and could decline;
•Mr. Portnoy states that The RMR Group Inc. has remained focused as an organization on the recovery and repositioning of its clients, which includes recent efforts such as strategically amending the Five Star Senior Living and Diversified Healthcare Trust management agreements, assisting RMR Mortgage Trust and Tremont Mortgage Trust with their agreement to merge into a larger more diversified commercial mortgage REIT and successfully assisting Sonesta in taking on the management of almost 200 Service Properties Trust owned hotels. These statements may imply that The RMR Group Inc.’s business will grow and that its operating performance and financial results will improve as a result of these actions. However, these efforts may not be successful and may not result in The RMR Group Inc. improving its operating performance or its financial results or realizing the returns it expects, and The RMR Group Inc. may realize losses as a result;
•Mr. Portnoy states that The RMR Group Inc. is cautiously optimistic that it may begin earning incentive fees this calendar year, as Office Properties Income Trust began accruing a $20.8 million estimated incentive fee for calendar 2021 based on its total return per share out-performance relative to its peers. This statement may imply that The RMR Group Inc. may earn incentive business management fees for calendar 2021 or in future years. The incentive business management fees that The RMR Group Inc. may earn from its Managed Equity REITs are based upon total returns realized by the REITs’ shareholders compared to the total shareholders return of certain identified indices. The RMR Group Inc. has only limited control over the total returns realized by shareholders of the Managed Equity REITs and effectively no control over indexed total returns. There can be no assurance that The RMR Group Inc. will earn any incentive business management fees from its Managed Equity REITs in the future;
•This press release also reports that incentive business management fees of $0.6 million were earned from TRMT for the quarter ended March 31, 2021. An implication of this statement may be that incentive business management fees may be earned from TRMT and RMRM in the future. However, there can be no assurance that The RMR Group Inc. will earn any incentive business management fees from TRMT or RMRM in the future; and
•Mr. Portnoy states that The RMR Group Inc.’s balance sheet remains strong and leaves it well positioned as it accesses capital allocation strategies. These statements may imply that The RMR Group Inc. will successfully identify and execute one or more capital allocation strategies and that it will profitably grow its business. However, identifying and executing on these capital allocation strategies are subject to various uncertainties and risks and may take an extended period to realize any resulting benefit to its business. Further, The RMR Group Inc. may not be successful in profitably managing any capital allocation strategies or growth initiatives it may pursue.
The information contained in The RMR Group Inc.’s filings with the SEC, including under the caption “Risk Factors” in The RMR Group Inc.’s periodic reports, or incorporated therein, identifies important factors that could cause differences from the forward-looking statements in this press release. The RMR Group Inc.’s filings with the SEC are available on its website and at www.sec.gov.

You should not place undue reliance on forward-looking statements.
Except as required by law, The RMR Group Inc. undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Contact:
Michael Kodesch, Director, Investor Relations
(617) 796-8230
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